UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2007

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO          80202
 (Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 21, 2007, the registrant executed a subordinated unsecured promissory note for $25,000 in favor of Bruner Family Trust UTD March 28, 2005.  Interest accrues at the rate of 8% per annum and the note matures on the later of December 20, 2007 or the time at which the registrant’s senior indebtedness has been paid in full.

One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner, the son of Marc A. Bruner, who is the largest beneficial holder of the registrant’s outstanding shares.

Proceeds of the loan were used to provide working capital .

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2007, the registrant’s board of directors accepted the resignation of Garry Lavold as its President effective September 30, 2007.  Charles B. Crowell, the registrant’s Chairman of the Board and Chief Executive Officer, will be assuming the position of President and Chief Operating Officer on an interim basis.

Item 9.01                                Financial Statements and Exhibits.

Regulation S-K Number	Document

10.1	Subordinated Unsecured Promissory Note dated September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION

September 27, 2007	By:	/s/ David E. Brody
David E. Brody
Vice President and General Counsel

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Subordinated Unsecured Promissory Note dated September 21, 2007